EXHIBIT 5 and 23(a)

WARNER NORCROSS & JUDD LLP
Attorneys At Law
900 Old Kent Building
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487
Telephone: (616) 752-2000
Fax: (616) 752-2500

August 13, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

          Re:     Valley Ridge Financial Corp.
                     Stock Incentive Plan of 1998
                     Registration Statement on Form S-8

Dear Sir or Madam:

                     We represent Valley Ridge Financial Corp., a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 30,000 shares of the Company's common stock, no par value (the "Common Stock").

                     As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We also have reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                     On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.

                     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Stock Incentive Plan of 1998.

WARNER, NORCROSS & JUDD LLP

By: /s/Jeffrey A. Ott
Jeffrey A. Ott
A Partner